UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 19, 2005

PAVILION BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-30521 (Commission File Number)	38-3088340 (IRS Employer Identification No.)

135 East Maumee Street Adrian, Michigan (Address of principal executive office)	49221 (Zip Code)

Registrant’s telephone number, including area code: (517) 265-5144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        On May 20, 2005, Pavilion Bancorp, Inc. issued a press release announcing the May 19, 2005 appointment of Daniel R. Hupp as a new director of Pavilion Bancorp, Inc. Mr. Hupp was also appointed as a director of Bank of Lenawee, a wholly-owned subsidiary of Pavilion Bancorp, Inc.

        There are no arrangements or understandings between Mr. Hupp and any other person pursuant to which he was elected to the Board of Directors. At the present time, Mr. Hupp has not been appointed to any Committee of the Pavilion Bancorp, Inc. Board of Directors. Mr. Hupp will serve on the Loan Committee of the Bank of Lenawee. No transactions other than normal banking relationships exist between the new director and the Bank of Lenawee.

Item 8.01	Other Events

        On May 20, 2005, Pavilion Bancorp, Inc. issued a press release announcing the May 19, 2005 appointment of Emory Michael Schmidt as the Chairman of the Board of Directors of Bank of Lenawee, the wholly-owned subsidiary of Pavilion Bancorp, Inc.

Item 9.01(c).	Exhibit

      99.1   Press Release Dated May 20, 2005.
      99.2   Press Release Dated May 20, 2005

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 20, 2005	PAVILION BANCORP, INC. (Registrant) By: /s/ Pamela S. Fisher Pamela S. Fisher Corporate Secretary

EXHIBIT INDEX

      99.1 Press Release Dated May 20, 2005.

      99.2 Press Release Dated May 20, 2005.

EXHIBIT 99.1

135 East Maumee Street	Adrian, Michigan 49221	pavilionbancorp.com

MEDIA RELEASE

For Immediate Release--May 20, 2005	Contact:	Pamela S. Fisher Corporate Secretary Ph: (517) 266-5054 pfisher@pavilionbancorp.com

Daniel R. Hupp Elected to Pavilion Bancorp Board

Adrian, Michigan--Pavilion Bancorp, Inc. is pleased to announce that Daniel R. Hupp was elected to its Board of Directors on Thursday, May 19, 2005. Mr. Hupp was also appointed to the Bank of Lenawee Board of Directors and will serve on its Loan Committee.

Mr. Hupp is the owner of Dan’s Farm Supply and is a Past President of the Agricultural Society of Lenawee County, an organization for which he served as a member of the Board of Directors for 12 years. Mr. Hupp has also been active in the Equipment Dealers’ Association as President of the Michigan Equipment Dealers Association and, currently, as an Advisory Committee member of the Ohio-Michigan Dealers’ Association. In addition, he has served on the Agco National Dealer Council and is presently a representative on the Kubota Regional Dealer Council.

Mr. Hupp holds a Bachelor of Science degree in Agricultural Economics from The Ohio State University College of Agriculture. He and his wife, Billie, reside in Adrian, Michigan. They have two children Abby, of Wilmington, North Carolina, and Greg who lives in Adrian, and seven grandchildren.

About Pavilion Bancorp, Inc.
Pavilion Bancorp, Inc. is the parent company of Bank of Lenawee. Pavilion Bancorp, Inc. is traded on the OTC Bulletin Board under the symbol PVLN. Stifel Nicolaus, of Dublin, Ohio, is the primary market maker in the stock. Investor relations information is available at pavilionbancorp.com.

EXHIBIT 99.2

135 East Maumee Street	Adrian, Michigan 49221	pavilionbancorp.com

MEDIA RELEASE

For Immediate Release--May 20, 2005	Contact:	Pamela S. Fisher Corporate Secretary Ph: (517) 266-5054 pfisher@pavilionbancorp.com

Emory M. Schmidt Elected Chairman, Bank of Lenawee Board of Directors

Adrian, Michigan—Pavilion Bancorp, Inc. is pleased to announce that Emory Michael Schmidt was elected as Chairman of the Bank of Lenawee Board of Directors on Thursday, May 19, 2005.

In addition to his new position, Mr. Schmidt will continue to serve on Pavilion Bancorp, Inc.‘s Executive Committee and its Finance and Compensation Committees. He also serves on the Executive Committee of the Bank of Lenawee and is a member of its Asset/Liability Committee.

Mr. Schmidt is Vice President of Brazeway, Inc., a world-wide leader in the manufacturing of extruded aluminum tubing and heat transfer components with facilities in the U.S., Latin America, Europe and Asia. He also serves as an Executive Committee member of the Lenawee Health Alliance and is Chairman of the ProMedica Physicians Corporation and a trustee of ProMedica Health Systems.

Mr. Schmidt and his wife, Kris, reside in Adrian, Michigan with their two cats.

About Pavilion Bancorp, Inc.
Pavilion Bancorp, Inc. is the parent company of Bank of Lenawee. Pavilion Bancorp, Inc. is traded on the OTC Bulletin Board under the symbol PVLN. Stifel Nicolaus, of Dublin, Ohio, is the primary market maker in the stock. Investor relations information is available at pavilionbancorp.com.